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                                                                   EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Computer Generated Solutions, Inc.
New York, New York

  We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 21, 1995, relating to the financial statements of Computer Generated Solutions, Inc. which is contained in that Prospectus.

  We also consent to the reference to us under the captions "Selected Financial Information" and "Experts" in the Prospectus.

                                     BDO Seidman, LLP

New York, New York

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  The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 12 to the financial statements.

                                     BDO Seidman, LLP

New York, New York

February 14, 1997